Exhibit 10.1

DEBT SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS DEBT SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (this “Agreement”), dated as of September 25, 2020, is entered into by and between E-Waste Corp., a Florida corporation (the “Company”) and GEM Global Yield Fund LLC SCS, a company organized and existing under the laws of Luxemburg (“GEM”).  The Company and GEM may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GEM is the record holder and beneficial owner of 6,000,000 shares of the Company’s common stock (the “Shares”), representing fifty (50%) percent of the total outstanding shares of common stock of the Company; and

WHEREAS, contemporaneously with the execution of this Agreement, the Company, GEM and Global Equity Limited, a company incorporated and existing under the law of People’s Republic of China (“Global”), are entering into that certain Stock Purchase Agreement, pursuant to which GEM will sell the Shares to Global (the “Stock Purchase Agreement”); and

WHEREAS, GEM has made advances to the Company to pay certain expenses of the Company, in the form of an unsecured loan, due on demand (the “Loan”), in the aggregate amount of $447,451 (the “Outstanding Debt”), which remains due and outstanding by the Company to GEM; and

WHEREAS, the Company has agreed to pay GEM the amount of $252,750 (the “Settlement Amount”), and GEM has agreed to accept such Settlement Amount, as full and complete payment and in full satisfaction of the total Outstanding Debt; and

WHEREAS, the Parties desire to set forth the terms and conditions relating to the satisfaction of obligations arising under the Loan, including as to the payment of the Outstanding Debt, and any and all other documents, agreements and instruments entered into by the Parties with respect to the Loan.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.         Effective Time; Settlement Payment.  This Agreement shall become effective upon execution by the Parties, and the closing of the transactions contemplated by the Stock Purchase Agreement (the “Effective Time”).  Pursuant to the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall pay to GEM the Settlement Amount, as full and complete payment of the total Outstanding Debt, and GEM shall accept the Settlement Amount from the Company in full satisfaction of the total Outstanding Debt, and the Company shall be discharged from any and all further obligations arising under the Loan.

2.         Mutual Release.  For and in consideration of the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, upon receipt of the  Settlement Amount and cancellation of the Outstanding Debt due in connection with the Loan, each of GEM, on the one hand, and the Company, on another hand, shall release, acquit, satisfy, and forever discharge the other party and its affiliates, employees, agents, attorneys, and its successors and assigns (the “Released Parties”) from any and all claims, actions, obligations, liabilities, demands and/or causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and demands whatsoever, in law or in equity, of whatever kind or character, whether now known or unknown, which such party has or might claim to have against the other party, including with respect to the Outstanding Debt, arising or to arise under any and all agreements or other arrangements, written or oral, in any manner concerning the Released Parties (collectively, the “Claims”).  For the avoidance of any doubt, by signing this Agreement, and accepting the consideration provided herein and the benefits of it, GEM hereby acknowledges that it is giving up forever any right to seek further monetary or other relief from the Company. Notwithstanding anything to the contrary expressed or implied herein, however, none of the foregoing released Claims shall include any claims against a Released Party arising by reason of such Released Party’s breach of this Agreement, and no remedies for any such breach are being released herein.

3.         Representations and Warranties by each Party.  Each Party represents and warrants to the other Party, on the date of this Agreement and as of the Effective Time, as applicable:

(i)        Such Party is an entity duly organized, registered and validly existing under laws of its jurisdiction of incorporation and is in good standing under such laws;

(ii)       Such Party has and will have all necessary power, authority and capacity to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder;

(iii)      The person signing this Agreement has the authority to bind such Party on behalf of which he is signing the Agreement, and this Agreement, when duly executed and delivered, will constitute a legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms; and

(iv)      None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by each Party with any of the provisions hereof, will violate or conflict with any agreement by which the each such Party is bound, and no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any persons or entities are necessary to be made or obtained by each such Party in connection with the execution, delivery or performance of this Agreement.

4.         Representations and Warranties with respect to the Outstanding Debt.  GEM hereby represents and warrants to the Company that, as of the date of this Agreement:

(i)        The Outstanding Debt constitutes all of the obligations owed to GEM by the Company;

(ii)       The Company has not assigned the the Outstanding Debt which is in full force and effect and constitutes a valid and existing claim against the Company under the terms of the Loan, and no other party has any claim or interest with respect to the Outstanding Debt; and

(iii)      GEM has delivered true and correct copies of all documents, agreements, financing statements and other records evidencing the Outstanding Debt to the Company.

5.         Final Disposition.  This Agreement is acknowledged to be a final and binding disposition of any and all claims by the Parties against each other.  Neither the negotiations preliminary to the signing of this Agreement nor its acceptance shall be considered as an admission of wrongdoing or liability by any Party hereto.

6.         Voluntary Agreement.  The Parties agree that they have read and understand this Agreement, and that they are entering into this Agreement voluntarily and without coercion, that they have had the opportunity to consult with an attorney of their own choosing concerning the release contained in and the terms of this Agreement, and that the release they have made and the terms they have agreed to herein are knowing, conscious and with full appreciation that they are forever foreclosed from pursuing any of the rights so waived.

7.         Covenant of Non-disparagement.  Each of the Parties covenants never to disparage or speak ill of the other or any of their products, services, affiliates, subsidiaries, officers, directors, employees or shareholders, and will take reasonable steps to prevent, and will not knowingly permit, any of their respective employees or agents from disparaging or speaking ill of such persons.

8.         Confidentiality. Each party shall not disclose any of the terms or conditions of this Agreement to any person, provided, however, that each party’s obligations under this Section 7 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the other or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

9.         Miscellaneous.

(i)        Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(ii)       Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York.

(iii)      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf shall be deemed to be original signatures.

(iv)      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(v)       Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A Party may change or supplement the addresses given in the signature pages hereto, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

(vi)      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(vii)     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Agreement as of the date set forth above.

E-WASTE CORP.

By:	/s/ Peter de Svastich
Name: Peter de Svastich
Title: President

GEM GLOBAL YIELD FUND LLC SCS

By:	/s/ Peter de Svastich
Name: Peter de Svastich
Title: Co-Manager